Exhibit 1.1

Easterly Government Properties, Inc.

12,000,000 Shares1

Common Stock

($0.01 par value)

Underwriting Agreement

New York, New York

            , 2015

Citigroup Global Markets Inc.

Raymond James & Associates, Inc.

RBC Capital Markets, LLC

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Easterly Government Properties, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 12,000,000 shares of common stock, $0.01 par value (“Common Stock”) of the Company (the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 1,800,000 additional shares of Common Stock (the “Option Securities;” the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”) to cover over-allotments. To the extent there are no additional Underwriters listed on Schedule I other than you, the term “Representatives” as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 20 hereof.

In accordance with the Agreement of Limited Partnership (the “OP Agreement”) of Easterly Government Properties LP, a Delaware limited partnership (the “Operating Partnership”), upon receipt of the net proceeds of (a) the sale of the Underwritten Securities by the Company on the Closing Date (as defined below) and (b) the sale of any and all Option Securities by the Company on each settlement date (as defined below), the Company will contribute such net proceeds to the Operating Partnership in exchange for a number of OP Units (as defined below) that is equivalent to the number of Underwritten Securities and Option Securities sold to the Underwriters by the Company (the “Offering OP Units”). “OP Units” means common units representing limited partnership interests in the Operating Partnership.

[1]	Plus an option to purchase from the Company, up to 1,800,000 additional Securities to cover overallotments.

On the Closing Date, the Company, the Operating Partnership and certain other persons will complete a series of transactions described more fully in the Registration Statement, the Disclosure Package and the Prospectus (each, as defined below) under the caption “Structure and Formation of our Company – Formation Transactions” (collectively, the “Formation Transactions”). As part of the Formation Transactions, the Company will, among other things, acquire, indirectly through the Operating Partnership, all of the direct or indirect ownership interests in the Properties (as defined below) and all of the equity interests in Easterly Partners, LLC in accordance with the terms of the Formation Transaction Documents (as defined below). In consideration for such Properties and equity interests and in accordance with the terms of the Formation Transaction Documents, (i) the Operating Partnership will issue an aggregate of 8,365,714 OP Units (the “Easterly Fund OP Units”) to one or more entities that comprise the Easterly Funds (as such term is defined in the Registration Statement and Prospectus), (ii) the Operating Partnership will issue an aggregate of 1,135,406 OP Units (the “Easterly Capital OP Units”) to Easterly Capital, LLC, and (iii) the Operating Partnership will issue an aggregate of 5,759,819 OP Units (the “Ibe Units” and, together with the Easterly Fund OP Units and the Easterly Capital OP Units, the “Acquisition OP Units”; the Acquisition OP Units together with the Company OP Units (as defined below), the “Initial OP Units”) to Michael Ibe and a series of related entities.

The Company shall also sell on the Closing Date an aggregate of 7,033,712 shares of Common Stock (the “Private Placement Shares”) directly to the Easterly Funds in a private placement and the Company shall contribute the gross proceeds of such private placement to the Operating Partnership in exchange for a number of OP Units that is equivalent to the number of Private Placement Shares (collectively with the Offering OP Units, the “Company OP Units”). The Underwriters acknowledge and agree that they shall not be entitled to any fee, discount or similar compensation with respect to the sale of the Private Placement Shares. The Operating Partnership shall also make a special distribution immediately following the completion of the Formation Transactions of an aggregate of 3,308,000 shares of Common Stock (the “Special Distribution Shares”) to one or more entities that comprise the Easterly Funds.

All references to subsidiaries of the Company or the Operating Partnership shall be understood to refer to the subsidiaries of the Company (which shall include the Operating Partnership) or the Operating Partnership, respectively, after giving effect to the Formation Transactions.

1. Representations and Warranties.

(i) The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1(i).

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-201251) on Form S-11, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus shall contain, in all material respects, all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement did and, when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, (ii) each electronic road show and (iii) any individual Written Testing-the-Waters Communication, if any, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(f) The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act or institutions that are “accredited investors” within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(g) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus that has not been superseded or modified, and each such Issuer Free Writing Prospectus, each as supplemented by and taken together with the Disclosure Package, as of the Execution Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(h) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared, in all material respects, in accordance with the Commission’s rules and guidelines applicable thereto.

(i) (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, (ii) the Operating

Partnership has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, (iii) each of the other subsidiaries of the Company has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, (iv) each of the Company and its subsidiaries has full power and authority (corporate or other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and (v) each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, except in the cases of clauses (iii), (iv) and (v), where the failure to be so incorporated or organized or so validly existing and in good standing, to have such power or authority or to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(j) Except with respect to the Acquisition OP Units, all outstanding partnership interests of the Operating Partnership are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(k) All outstanding shares of capital stock, partnership interests or membership units of the Operating Partnership’s subsidiaries are owned by the Operating Partnership either directly or through wholly owned subsidiaries and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(l) The Securities, the Special Distribution Shares, the Private Placement Shares and all outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus; all outstanding shares of capital stock of the Company are, and, when the Securities have been delivered and paid for in accordance with this Agreement on the Closing Date and any settlement date, when the Special Distribution Shares have been delivered and paid for pursuant to the Formation Transactions on the Closing Date and when the Private Placement Shares have been delivered and paid for on the Closing Date in accordance with the Share Purchase Agreement, dated as of the date hereof, by and between the Company and the Easterly Funds (the “Private Placement Agreement”), such Securities, Special Distribution Shares and Private Placement Shares will have been, validly issued, fully paid and nonassessable and will, on the Closing Date and any settlement date, conform, in all material respects, to the information in the Registration Statement, the Disclosure Package and the Prospectus and to the description of such Securities, such Special Distribution Shares or such Private Placement Shares contained therein; the stockholders of the Company have no preemptive rights with respect to the Securities, the Special Distribution Shares or the Private Placement Shares; none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder; the form of certificate used to represent the Common Stock, if any, complies in all material respects with all applicable statutory requirements and with any applicable requirements of the articles of amendment and restatement of the Company (the “Charter”), the bylaws of the Company (the “Bylaws” and, together with the Charter, the “Organizational Documents”) and with any requirements of the New York Stock Exchange (the “NYSE”). Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are and, after giving effect to the Formation Transactions, will be no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(m) The contributions by each of the Easterly Funds and Easterly Capital, LLC to the Operating Partnership in the Formation Transactions, and the issuance of the Special Distribution Shares and the Acquisition OP Units have each been duly authorized by the appropriate corporate or partnership actions.

(n) The issuance of the Initial OP Units has been duly authorized; all outstanding OP Units are, and, when the Company OP Units have been delivered and paid for in accordance with the Amended and Restated Agreement of Limited Partnership of the Operating Partnership and the Acquisition OP Units have been delivered and paid for in accordance with the Formation Transaction Documents, the OP Units will be validly issued and will conform, in all material respects, to the description of such securities contained in the Registration Statement, the Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are and, after giving effect to the Formation Transactions, will be no outstanding (A) securities or obligations of the Operating Partnership convertible into or exchangeable or redeemable for any partnership interests of the Operating Partnership, (B) warrants, rights or options to subscribe for or purchase from the Operating Partnership any such partnership interests or any such convertible or exchangeable securities or obligations or (C) obligations of the Operating Partnership to issue or sell any partnership interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(o) Immediately after giving effect to the Formation Transactions, the sale of Securities contemplated hereby, the sale of the Private Placement Shares pursuant to the Private Placement Agreement and the issuances of Company OP Units, there will be 37,899,318 OP Units outstanding, of which the Company will own 22,368,379 OP Units, Michael Ibe directly or indirectly, will own 5,759,819 OP Units, the Easterly Funds will own 8,635,714 OP Units and Easterly Capital, LLC will own 1,135,406 OP Units.

(p) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the

Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Structure and Formation of Our Company,” “Certain Relationships and Related Transactions,” “Description of Capital Stock,” “Material Provisions of Maryland Law and of Our Charter and Bylaws,” “Description of the Partnership Agreement of Easterly Government Properties LP,” “Shares Eligible for Future Sale” and “U.S. Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(q) None of the Company or its subsidiaries is, nor, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will any of them be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(r) None of the Company or its subsidiaries is, nor, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will any of them be, required to register as an “investment adviser,” as defined in the Investment Advisers Act of 1940, as amended.

(s) No registration of the Company OP Units, the Acquisition OP Units or the Special Distribution Shares under the Act is required for the issuance and delivery by the Operating Partnership or by the Company, as applicable, of such securities in the manner contemplated by the Formation Transaction Documents. No registration of the Private Placement Shares under the Act is required for the issuance and delivery by the Company of such securities in the manner contemplated by the Private Placement Agreement.

(t) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with (A) the transactions contemplated herein, (B) the issuance of the Special Distribution Shares by the Company; (C) the issuance of the Company OP Units by the Operating Partnership, (D) the issuance of the Acquisition OP Units by the Operating Partnership, (E) the issuance and sale of the Private Placement Shares by the Company or (F) the Formation Transactions, except such as have been obtained under the Act, such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus, such as may be required following the sale of the Private Placement Shares under Regulation D promulgated under the Act or under the blue sky laws of any jurisdiction in connection therewith, and such novations or approvals as may be required in connection with the transfer of the leases in the Formation Transactions.

(u) Neither the issue and sale of the Securities or the Private Placement Shares, the issuance of the Special Distribution Shares by the Company, the issuance of the Company OP Units by the Operating Partnership, the issuance of the Acquisition OP

Units by the Operating Partnership, nor the consummation of any other of the transactions contemplated by this Agreement, the Private Placement Agreement or the applicable agreements listed on Schedule III hereto (the “Formation Transaction Documents”), nor the fulfillment of the terms hereof or thereof, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, including the Operating Partnership, pursuant to, (i) the organizational documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, violations, liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement, the consummation of any of the transactions contemplated hereby or the consummation of the Formation Transactions.

(v) Except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, no holders of securities of the Company or the Operating Partnership have rights to the registration of such securities under the Registration Statement.

(w) The consolidated financial statements of Easterly Partners, LLC and its consolidated subsidiaries (collectively, and as more fully described in the Registration Statement, the “Predecessor”) included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes, present fairly, in all material respects, the financial position of the Predecessor as of the dates indicated, and the statements of operations, changes in capital and cash flows of the Predecessor for the periods specified; said financial statements have been prepared, in all material respects, in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply, in all material respects, with the Commission’s rules and guidelines with respect thereto. The statements of revenue and certain expenses of (i) the eight (8) properties referred to therein as the Easterly Contribution Group on a combined basis comply, in all material respects, with Rule 3-14 of Regulation S-X included in the Registration Statement and the Prospectus, together with the related notes, and present fairly, in all material respects, the revenue and certain expenses of the properties of the Easterly Contribution Group for the periods specified, (ii) the 14 properties referred to therein as the Western Devcon Properties (the “Western Devcon Properties”) on a combined basis comply, in all material respects, with Rule 3-14 of Regulation S-X included in the Registration Statement and the Prospectus, together with the related notes, and present fairly, in all material respects, the revenue and certain expenses of the Western Devcon Properties for the periods specified and (iii) each of the properties known as FBI – Little Rock, PTO – Arlington, FBI – Omaha, DOT –

Lakewood, USCG – Martinsburg, MEPCOM – Jacksonville and ICE – Charleston comply, in all material respects, with Rule 3-14 of Regulation S-X included in the Registration Statement and the Prospectus, together with the related notes, and present fairly, in all material respects, the revenue and certain expenses of each such property for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply, in all material respects, with the Commission’s rules and guidelines with respect thereto. The Consolidated Balance Sheet of the Company included in the Registration Statement and the Prospectus, together with the related notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the date indicated; said Consolidated Balance Sheet has been prepared in conformity with GAAP and complies, in all material respects, with the Commission’s rules and guidelines with respect thereto. The selected financial data and the summary financial information of the Predecessor included in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited, or unaudited as applicable, financial statements of the Predecessor included therein and comply, in all material respects, with the Commission’s rules and guidelines with respect thereto. The pro forma financial information and the related notes thereto included in the Registration Statement, the Disclosure Package and the Prospectus comply, in all material respects, with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Disclosure Package or the Prospectus under the Act or Rules and Regulations thereunder. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act to the extent applicable.

(x) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company or the Operating Partnership, threatened that (i) would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement, the consummation of any of the transactions contemplated hereby or the consummation of the Formation Transactions or (ii) would reasonably be expected to have a Material Adverse Effect.

(y) (A) Upon consummation of the Formation Transactions, the Company or its subsidiaries will have good and marketable title (fee or leasehold) to all of the real properties described in the Disclosure Package and the Prospectus as owned by them and the improvements located thereon (individually, a “Property” and collectively, the “Properties”) and any other real property owned by them, in each case, free and clear of all mortgages, pledges, liens, claims, security interests, restrictions or encumbrances of any kind, except for such mortgages, pledges, liens, claims, security interests, restrictions or encumbrances as (1) are described in the Registration Statement, the Disclosure Package and the Prospectus or (2) are Permitted Encumbrances; (B) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties or assets of the Company or any of its subsidiaries that are required to be disclosed in the Disclosure Package or the Prospectus are disclosed therein; (C) each of the Properties complies and, following the Formation Transactions, will comply, with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), other than non-compliance that would not render a material portion of such Property unusable for its current, intended or permitted purpose; (D) the Company has not received written notice of any and, to the Company’s knowledge, there are no pending or threatened, condemnation proceedings, zoning change or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to the Properties; (E) the mortgages and deeds of trust that encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties; (F) the Company, directly or indirectly, has obtained or assumed title insurance on its fee interests in each of the Properties, in an amount at least equal to the lesser of (i) the mortgage indebtedness of each such Property or (ii) the allocated value of each such Property, and all such policies of insurance are in full force and effect; and (G) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any tenant of any of the Properties, is or, following the Formation Transactions, will be in default under (x) any tenant lease (as lessor or lessee, as the case may be) relating to any of the Properties or (y) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements.

(z) This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership. Each of the Formation Transaction Documents to which the Company and the Operating Partnership is a party has been duly authorized, executed and delivered by each of the Company and the Operating Partnership, as applicable.

(aa) Neither the Company nor any subsidiary is in violation of or default under (i) any provision of its organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) only, for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement, the consummation of any of the transactions contemplated hereby or the consummation of the Formation Transactions.

(bb) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited financial statements and schedules included in the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(cc) There are no unpaid transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale of the Securities.

(dd) Each of the Company and its subsidiaries has timely filed all U.S. federal income and other material federal, state, local and foreign tax returns required to be filed by applicable law, and all such tax returns were in all material respects true, correct and complete. No audit, administrative proceedings or court proceedings are presently pending with regard to any material potential federal, state, local or foreign tax of any nature, and the Company has no knowledge of any tax deficiencies which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries has paid (within the time and in the manner prescribed by law) all taxes of any nature which are due (whether or not shown on any tax returns), in each case except for those not yet delinquent and those being contested in good faith by appropriate proceedings diligently conducted for which the Company and/or each of the subsidiaries has established on its books and records adequate reserves in accordance with GAAP. None of the Company or any of the subsidiaries has requested any extension of time within which to file any material tax return, which return has not since been filed within the time period permitted by such extension. The amounts currently set up as provisions for taxes or otherwise by the Company and the subsidiaries on their books and records are sufficient for the payment of all their taxes accrued through the dates as of which they speak, and for which each of the Company and each of the subsidiaries may be liable in their own right, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(ee) The Company will make a timely election to be subject to tax as a REIT pursuant to Sections 856 through 860 of the Code for its taxable year ending December 31, 2015. Commencing with its taxable year ending December 31, 2015, the Company will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s proposed method of operation as set forth in the Registration Statement, the Disclosure Package and the Prospectus will enable it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (to the extent they relate to the availability of the Company’s qualification and taxation as a

REIT) set forth in the Registration Statement, the Disclosure Package and the Prospectus are true, complete and correct in all material respects.

(ff) The Operating Partnership has been properly classified as a partnership or disregarded entity, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal income tax purposes throughout the period from its formation through the date hereof. Immediately following the Formation Transactions, the Operating Partnership will be properly classified as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal income tax purposes.

(gg) Immediately following the Formation Transactions, each of the subsidiaries of the Operating Partnership that is a partnership or a limited liability company (other than an entity for which a taxable REIT subsidiary election has been made) will be properly classified either as a disregarded entity or as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal income tax purposes.

(hh) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or tenants except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(ii) The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in the operation of the business as now operated, except where the failure to so own or possess such rights would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with the asserted rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how.

(jj) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor the Operating Partnership (A) has any material lending or other relationship with any Underwriter or, to its knowledge, any bank or lending affiliate of any Underwriter, and (B) intends to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any Underwriter or, to its knowledge, any affiliate of any Underwriter.

(kk) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance, and fidelity or surety bonds, if any, insuring the Company or any of its subsidiaries or their respective businesses, Properties, employees, officers and directors are, to the knowledge of the Company, in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ll) No subsidiary of the Company is currently prohibited, directly or indirectly, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s capital stock, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus with respect to restrictions on transfer of property or assets, or proceeds therefrom, pursuant to the terms of mortgage debt on certain of the Properties.

(mm) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit or other authorization would not reasonably be expected to have a material adverse effect on the applicable Property, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would be expected to have a material adverse effect on the applicable Property.

(nn) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective. The Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(oo) The Company and its subsidiaries have taken all necessary actions to ensure that, within the time period required, the Company and its subsidiaries will maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); and such disclosure controls and procedures are effective.

(pp) None of the Company or any of its subsidiaries has taken, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Securities.

(qq) Any third-party statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, in all material respects.

(rr) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) other than non-compliance that would not reasonably be expected to have a Material Adverse Effect, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws own the Properties and to conduct their respective businesses other than non-compliance that would not reasonably be expected to have a Material Adverse Effect and (iii) have not received notice of any actual or potential liability under any Environmental Law from any federal, state or local governmental authority. Neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Costs and liabilities currently expected to be undertaken by the Company in response to Environmental Laws would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of

Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA with respect to the Plan; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(tt) As of the date hereof, the Company and its subsidiaries are in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which the Company and its subsidiaries are required to comply.

(uu) None of the Company or any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action in connection with the Company’s business, directly or indirectly, that could result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and none of the Company or any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action in connection with the Company’s business, directly or indirectly, that could result in a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and prohibition of noncompliance therewith is covered by the codes of conduct or other procedures instituted and maintained by the Company.

(vv) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened.

(ww) None of the Company or any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(xx) None of the Company or any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(yy) None of the Company or any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(zz) The subsidiaries listed on Exhibit 21.1 of the Registration Statement are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X (the “Subsidiaries”).

(aaa) The Operating Partnership’s proposed acquisition of the property occupied by the U.S. Department of Energy in Lakewood, Colorado is neither probable nor significant within the meaning of Rule 11-01 under Regulation S-X, nor is it significant within the meaning of Rule 3-14 under Regulation S-X either in itself or when combined with other acquisitions since the date of the most recent Company balance sheet included in the Registration Statement.

Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Representatives or counsel for the Underwriters in connection with the offering and sale of the Securities shall be deemed a representation and warranty by the Company or the Operating Partnership, respectively, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (i) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[—] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(ii) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase an aggregate of up to 1,800,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities to be sold by the Company is 1,800,000. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(ii) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on February [11], 2015, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (each such date and time of delivery and payment for the Securities being herein called a “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the account or accounts specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(ii) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account or accounts specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(i) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(ii) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(iii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(iv) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(v) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(vi) The Company will use its commercially reasonable efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of any U.S. jurisdiction that the Representatives may designate and will use its commercially reasonable efforts to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(vii) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock (other than the Securities and the Private Placement Shares) or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock (including, for the avoidance of doubt, OP Units); or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, provided, however, that (i) the Operating Partnership may issue Company OP Units and Acquisition OP Units as contemplated by this Agreement; (ii) the Operating Partnership may issue OP Units as consideration in the acquisition of one or more properties; (iii) the Company may issue Special Distribution Shares as contemplated by the Formation Transaction Documents; (iv) the Company may issues shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock pursuant to any director or employee equity incentive plan of the Company described in the Registration Statement, the Disclosure Package and the Prospectus; and (v) the Company may file one or more registration statements on Form S-8 with respect to any director or employee equity incentive plan of the Company referred to in the Registration Statement, the Disclosure Package and the Prospectus; provided that, in the case of clauses (i), (ii), (iii) and (iv), the securities issued are subject to the terms of a lock-up or similar agreement restricting their sale or transfer consistent with the terms of Exhibit A hereto, for the remainder of the 180-day period referred to above.

(viii) Neither the Company nor the Operating Partnership will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ix) The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2015, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as REIT.

(x) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees, and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification up to an aggregate $10,000); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees, and the reasonable fees and expenses of counsel for the Underwriters relating to such filings up to an aggregate $30,000); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities (except that the cost of any aircraft chartered for use in such presentations shall be split evenly between the Company, on the one hand, and the Underwriters, on the other hand); (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder; and (xi) all costs and expenses incident to the Formation Transactions and the performance by the Company and the Operating Partnership of their respective obligations under the Formation Transaction Documents. Except as explicitly provided in this Section 5(x), Article 7 or Article 8, the Underwriters shall pay all of their own costs and expenses, including the costs of their counsel.

(xi) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(xii) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 5(vii) hereof.

(xiii) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its respective obligations hereunder and to the following additional conditions:

(i) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(ii) (a) The Company shall have requested and Goodwin Procter LLP, counsel for the Company, shall have furnished to the Representatives their opinion, dated the Closing Date or the applicable settlement date, as the case may be, and addressed to the Representatives, substantially in the form attached hereto as Exhibit B; and (b) the Company shall have requested and Goodwin Procter LLP, tax counsel for the Company, shall have furnished to the Representatives their opinion, dated the Closing Date or the applicable settlement date, as the case may be, and addressed to the Representatives, substantially in the form attached hereto as Exhibit C.

(iii) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or the applicable settlement date, as the case may be, and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Operating Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(iv) The Company shall have furnished to the Representatives a certificate of the Company and the Operating Partnership, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company and the general partner of the Operating Partnership, dated the Closing Date or the applicable settlement date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(a) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct on and as of the Closing Date or the applicable settlement date, as the case may be, with the same effect as if made on such date and each of the Company and the Operating Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the applicable settlement date, as the case may be;

(b) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company or the Operating Partnership, threatened; and

(c) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(v) The Company shall have requested and PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the Execution Time and at the Closing Date or the applicable settlement date, as the case may be, letters, dated respectively as of the Execution Time and as of the Closing Date or the applicable settlement date, as the case may be, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(vi) Subsequent to the Execution Time, there shall not have been (i) any material change or increase in the in long-term debt, or decrease in consolidated total assets or total capital of Easterly Partners, LLC and its subsidiaries consolidated or stockholder’s equity of the Company referred to in paragraph 6 of the letter provided by PricewaterhouseCoopers LLP and referred to in paragraph (v) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, Disclosure Package and the Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(vii) Prior to the Closing Date and any settlement date, the Company shall have furnished to the Representatives, certificates of the Chief Financial Officer of the Company, substantially in the form of Exhibit D hereto.

(viii) Prior to the Closing Date and any settlement date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(ix) The Securities shall have been approved for listing on the NYSE, subject to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representatives.

(x) The Company and/or its stockholders shall have adopted articles of amendment and restatement and bylaws substantially in the form of Exhibits 3.1 and 3.2, respectively, to the Registration Statement, and such articles of amendment and restatement shall have been filed with the Maryland State Department of Assessments and Taxation and shall have become effective.

(xi) At or prior to the Closing Date, the Formation Transactions shall have been consummated and the Private Placement Shares shall have been sold to the Easterly Funds.

(xii) At or prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer, director, director nominee and stockholder of the Company and or unitholder of the Operating Partnership (after giving effect to the Formation Transactions) addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, at Four Times Square, New York, New York 10036, on the Closing Date or the applicable settlement date, as the case may be.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Operating Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (i) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, any Preliminary Prospectus, Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Operating Partnership will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company or the Operating Partnership may otherwise have.

(ii) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the Operating Partnership, each of its directors and each of its officers who signs the Registration Statement, and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in such indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (a) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (b) the list of Underwriters and their respective participation in the sale of the Securities, (c) the sentences related to concessions and reallowances and (d) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(iii) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (a) will not relieve it from liability under paragraph (i) or (ii) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (b) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (i) or (ii) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (w) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (x) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (y) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (z) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. Except as expressly provided in this Section 8, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment; provided, however, that if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8(iii), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (1) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request; (2) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(iv) In the event that the indemnity provided in paragraph (i) or (ii) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Operating Partnership, jointly and severally, and the Underwriters, severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Operating Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership, on the one hand and by the Underwriters, on the other, from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Operating Partnership, jointly and severally and the Underwriters, severally, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Operating Partnership, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Operating Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault of the Company and the Operating Partnership, on the one hand and by the Underwriters, on the other, shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Operating Partnership, on the one hand or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (iv), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the applicable terms and conditions of this paragraph (iv).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Operating Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or, with respect to Clearstream or Euroclear systems, in Europe or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, Affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number (646) 291-1469, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York, 10036, Attn: David Goldschmidt; or, if sent to the Company or the Operating Partnership, will be mailed to Easterly Government Properties, Inc., 2101 L Street NW, Suite 750, Washington, D.C. 20037 or telefaxed to (617) 581-1440, Attention: William C. Trimble, III, with a copy to Goodwin Procter LLP, Exchange Place, Boston, MA 02109 or telefaxed to (617) 523-1231, Attention: Mark S. Opper.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No fiduciary duty. Each of the Company and the Operating Partnership hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Operating Partnership agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company and the Operating Partnership agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the

Company or the Operating Partnership, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company, the Operating Partnership and the Underwriters each hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Permitted Encumbrances” shall mean each of the following: (i) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s and other similar liens and encumbrances for construction in progress or which have otherwise arisen in the ordinary course of business; (ii) liens for taxes not yet delinquent or being contested in good faith and for which there are adequate reserves on the financial statements of the owner of the applicable Property; (iii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected Property or interfere with the ordinary course business of the Company or any of its subsidiaries; and (iv) liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“REIT” shall mean real estate investment trust under the Code.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Operating Partnership and the several Underwriters.

Very truly yours,

EASTERLY GOVERNMENT PROPERTIES, INC.

By:
Name:
Title:

EASTERLY GOVERNMENT PROPERTIES LP

By: Easterly Government Properties, Inc.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

By: CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

By: RAYMOND JAMES & ASSOCIATES, INC.

By:
Name:
Title:

By: RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

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